EXHIBIT 23.2




            Consent of Independent Registered Public Accounting Firm



Alanco Technologies, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2009, relating to the consolidated financial statements of Alanco Technologies, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2009.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
December 21, 2009